CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  for  Feel Golf Company, Inc., I hereby consent to the incorporation by reference in this Form S-1A Statement of my report, relating to the  audited  financial  statements and financial statement schedules of Feel Golf Company , Inc.  as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007, 2006 and 2005.  My audit report dated September 10, 2008.

/S/ HAWKINS ACCOUNTING
Los Angeles, California
November 14, 2008